EXHIBIT 1.2




                         ELECTRONIC CLEARING HOUSE, INC.

                                       AND

                                    OTR, INC.

                                  RIGHTS AGENT


                      AMENDED AND RESTATED RIGHTS AGREEMENT

                                JANUARY 29, 2003




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                                TABLE OF CONTENTS


SECTION  1.  CERTAIN DEFINITIONS

SECTION  2.  APPOINTMENT  OF  RIGHTS  AGENT

SECTION  3.  ISSUE  OF  RIGHTS  CERTIFICATES

SECTION  4.  FORM  OF  RIGHTS  CERTIFICATES

SECTION  5.  COUNTERSIGNATURE  AND  REGISTRATION

SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES

SECTION  7.  EXERCISE  OF  RIGHTS;  PURCHASE  PRICE;  EXPIRATION  DATE OF RIGHTS

SECTION  8.  CANCELLATION  AND  DESTRUCTION  OF  RIGHTS  CERTIFICATES

SECTION  9.  AVAILABILITY  OF  PREFERRED  STOCK

SECTION 10.  PREFERRED  STOCK  RECORD  DATE

SECTION 11.  ADJUSTMENT  OF  PURCHASE  PRICE,  NUMBER  OF  SHARES  OR  NUMBER
             OF  RIGHTS

SECTION 12.  CERTIFICATE  OF  ADJUSTED  PURCHASE  PRICE  OR  NUMBER  OF  SHARES

SECTION 13.  CONSOLIDATION,  MERGER  OR  SALE  OR  TRANSFER  OF  ASSETS  OR
             EARNING POWER

SECTION 14.  FRACTIONAL  RIGHTS  AND  FRACTIONAL  SHARES

SECTION 15.  RIGHTS  OF  ACTION

SECTION 16.  AGREEMENT  OF  RIGHTS  HOLDERS

SECTION 17.  RIGHTS  CERTIFICATE  HOLDER  NOT  DEEMED  A  STOCKHOLDER

SECTION 18.  CONCERNING  THE  RIGHTS  AGENT

SECTION 19.  MERGER  OR  CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT

SECTION 20.  DUTIES  OF  RIGHTS  AGENT

SECTION 21.  CHANGE  OF  RIGHTS  AGENT


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SECTION 22.  ISSUANCE  OF  NEW  RIGHTS  CERTIFICATES

SECTION 23.  REDEMPTION

SECTION 24.  EXCHANGE

SECTION 25.  NOTICE  OF  CERTAIN  EVENTS

SECTION 26.  NOTICES

SECTION 27.  SUPPLEMENTS AND AMENDMENTS

SECTION 28.  REGISTRATION OF SECURITIES

SECTION 29.  DETERMINATION  AND  ACTIONS  BY  THE  BOARD  OF  DIRECTORS

SECTION 30.  SUCCESSORS

SECTION 31.  BENEFITS  OF  THIS  AGREEMENT

SECTION 32.  SEVERABILITY

SECTION 33.  GOVERNING LAW

SECTION 34.  COUNTERPARTS

SECTION 35.  DESCRIPTIVE HEADINGS

Exhibit A:   Form of Certificate of Designation for Series A Junior
             Participating Preferred  Shares

Exhibit B:   Form  of  Rights  Certificate

Exhibit C:   Summary  of  Rights  to  Purchase  Preferred  Shares




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                      AMENDED AND RESTATED RIGHTS AGREEMENT

THIS AMENDED AND RESTATED RIGHTS AGREEMENT (the "Agreement), dated as of January 29, 2003 (the "Effective Date"), is between Electronic Clearing House, Inc., a Nevada corporation ("Company"), and OTR, Inc. (formerly Oxford Transfer and Registrar), an Oregon corporation ("Rights Agent").

     A. Pursuant to that certain Rights Agreement, dated September 30, 1996 by and between the Company and the Rights Agent (the "Original Agreement"), the Board of Directors of the Company authorized, declared and distributed a dividend of one preferred share purchase right ("Right") for each share of Common Stock (as hereinafter defined) of the Company outstanding on September 30, 1996 ("Record Date"), each Right representing the right to purchase four one-hundredths of a Preferred Stock share (as hereinafter defined), and further authorized and directed the issuance of one Right with respect to each Common Stock share that has or will become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

     B. This Agreement amends and is a complete restatement of the Original Agreement, as so amended, and has been authorized and approved by the Board of Directors of the Company. It is adopted, in part, to clarify the effects on each Right of (i) dividends payable in common stock and (ii) subdivisions, combinations or consolidations of Common Stock as the same have been declared and implemented by the Company prior to the Effective Date. With respect to each Right, the effect of this Agreement shall be retroactive to the Record Date so that this Agreement applies to all dividends, subdivisions, combinations or consolidations of Common Stock that have occurred prior to the Effective Date.

     C. Concurrently with this Agreement, the Board of Directors of the Company has authorized and declared, and hereby distributes as of the Effective Date, a second dividend of one preferred share purchase right (the "Second Right") for each share of Common Stock of the Company outstanding on the Effective Date, each Second Right representing the right to purchase four one-hundredths of a Preferred Stock shares, upon the terms and subject to the conditions herein set forth, and further authorizes and directs the issuance of one Second Right with respect to each Common Stock share that has or will become outstanding between the Effective Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date. Other than the applicable Purchase Price and the Final Expiration Date, a Second Right shall have the same attributes in all respects as a Right, as such attributes of such Right have been adjusted up to the Effective Date.

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION  1.          CERTAIN  DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings indicated:
     (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of twenty-percent (20%) or more of the Common Stock of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or of any entity holding Common Stock for or pursuant to the terms of any such plan, provided, however, that if a Person is the Beneficial Owner at the close of business on the date of this Agreement of twenty-percent (20%) or more of the Common Stock of the Company, such Person shall not be deemed an Acquiring Person unless and until such Person acquires any additional Common Stock in any manner other than pursuant to a stock dividend, stock split, recapitalization, or similar transaction that does not affect the percentage of outstanding Common Stock. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to twenty-percent (20%) or more of the Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of twenty-percent (20%) or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Stock of the Company, then such Person


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shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if a majority of the Board of Directors then in office determines in good faith that a Person who should be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such a Person shall not be deemed to be an "Acquiring Person" for any purposes to this Agreement.
     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as in effect on the date of this Agreement.
     (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:
          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;
          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or from and after, but only after, the exercise of conversion rights, exchange rights, rights [other than the Rights or the Second Rights at any time prior to the occurrence of a Flip-in-Event, but thereafter including the Rights and the Second Rights acquired from and after the Distribution Date (as defined in Section 3(a) below)], warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or
          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso in Section 1(d)(ii)(B)) or disposing of any securities of the Company; provided, however, that in no case shall an officer or director of the Company be deemed the Beneficial Owner of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in such plan.
     Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder. Furthermore, directors and officers of the Company shall not be deemed to beneficially own each others' Common Stock solely due to their status as a director or officer of the Company.
     (e) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.
     (f) "Close of business" on any given date shall mean 5:00 p.m., Los Angeles time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Los Angeles time, on the next succeeding Business Day.
     (g) "Common Stock" shall mean the Common Stock, $.01 par value, of the Company (as such term is defined in the introductory paragraphs above) or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed, except that "Common Stock" when used with reference to any Person other than the Company shall mean the shares of capital stock of such Person if such Person is a corporation, of any class or series, or units of equity interests in such Person, if such Person is not a corporation, of any class or series, the term of which do not limit, as a fixed amount and not merely in proportional terms, the amount of dividend or income payable or


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distributable on such class or series upon any voluntary or involuntary liquidation, dissolution, or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; provided, however, that if at any time there shall be more than one such class or series of capital stock or equity interests of such Person, "Common Stock" of such Person shall include all such classes and series substantially in the proportion of the total number of shares or other units of each class or series outstanding at such time.
     (h) "Current Value" shall have the meaning set forth in Section 11(a)(iv) hereof.
     (i) "Distribution Date" shall have the meaning set forth in Section 3 hereof.
     (j) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.
     (k) "Flip-In Event" shall have the meaning set forth in Section 11(a)(ii) hereof.
     (l) "Person" shall mean any individual, firm, partnership, joint venture, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.
     (m) "Preferred Stock" shall mean shares of Series A Junior Participating Preferred Stock, no par value, of the Company having the rights and preferences set forth in the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock attached hereto as Exhibit A.
     (n) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.
     (o) "Redemption Date" shall have the meaning set forth in Section 7 hereof.
     (p) "Registered Common Stock" shall have the meaning set forth in Section 13(b)(ii) hereof.
     (q) "Stock Acquisition Date" shall mean the first date of public announcement, which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act, by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the directors of the Company shall become aware of the existence of an Acquiring Person.
     (r) "Spread" shall have the meaning set forth in Section 11(a)(iv) hereof.
     (s) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
     (t) "Substitution Period" shall have the meaning set forth in Section 11(a)(iv) hereof.
     (u) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

SECTION  2.          APPOINTMENT  OF  RIGHTS  AGENT
     The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agent as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

SECTION  3.          ISSUE  OF  RIGHTS  CERTIFICATES
     (a) Until the earlier of the close of business on (i) the tenth day after the Stock Acquisition Date, or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Stock aggregating twenty-percent (20%) or more of the then outstanding Common Stock, irrespective of whether any shares of Common Stock are actually purchased pursuant to such offer (including any such date which is after the Record Date (with respect to Rights) and the Effective Date (with respect to Second Rights) and prior to the issuance of the Rights or the Second Rights, as the case may be, the earliest of such dates being herein referred to as the "Distribution Date"), (x) the Rights/Second Rights will be evidenced, subject to the provisions of Section 3(b) hereof, by the certificates for Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and not be separate Rights Certificates, and (y) the right to receive Rights Certificates will be transferable only in connection with the transfer of Common Stock. As soon as


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practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate, in substantially the form of Exhibit B attached hereto ("Rights Certificate"), evidencing one Right or Second Right, as the case may be, for each Common Stock share so held. As of the Distribution Date, the Rights and Second Rights will be evidenced solely by such Rights Certificates.
     (b) On the Effective Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit C attached hereto ("Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights and Second Rights will be evidenced by such certificates registered in the names of the holders thereof regardless of whether a copy of the Summary of Rights is attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the record date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights and Second Rights associated with the Common Stock represented thereby.
     (c) Certificates for shares of Common Stock which become outstanding, including, without limitation, reacquired shares of Common Stock referred to in the last sentence of this paragraph (c), after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall not require any legend with respect to the Rights or Second Rights. The Rights Agent shall send a copy of the Summary of Rights with such certificates.
     With respect to such certificates, until the earlier of the Distribution Date or Final Expiration Date, the Rights and Second Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificates shall also constitute the transfer of the Rights and Second Rights associated with the Common Stock represented thereby. In the event that the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, the Company shall not be entitled to exercise any Rights or Second Rights associated with such Common Stock while they are not outstanding.

SECTION  4.          FORM  OF  RIGHTS  CERTIFICATES
     (a) The Rights Certificates, and the forms of election to purchase Preferred Stock and of assignment to be printed on the reverse thereof, shall be substantially the same as Exhibit B attached hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not consistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or other organization on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 22 hereof, the Rights Certificates shall entitle the holders thereof to purchase such number of one one-hundredth of a Preferred Stock shares as shall be set forth therein at the price per one one-hundredth of a Preferred Stock share set forth therein ("Purchase Price"), but the number of such one one-hundredth of a Preferred Stock shares and the Purchase Price shall be subject to adjustment as provided herein.
     (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights or Second Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person, or any such Associate or Affiliate, who becomes a transferee after the Acquiring Person becomes such, except a transferee purchasing from or through a nationally recognized broker-dealer where such transferee and such transferee's Associate and Affiliates do not collectively acquire, and will not have acquired during the preceding twenty
(20) calendar days, in combination with the proposed transfer, an amount of Common Stock equal to more than one-percent (1%) of the outstanding shares of Common Stock, and (iii) a transferee of an Acquiring Person, or any such Associate or Affiliate, who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights and/or Second Rights pursuant to either (A) a transfer, whether or not for consideration, from the Acquiring Person to or on behalf of holders of equity interests in such Acquiring person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights and/or Second Rights or (B) a transfer which the Board of Directors otherwise conclude in good faith is part of a plan, arrangement, or understanding which has a primary purpose or effect of avoidance of Section 7(f)


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hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement, or adjustment of any other Rights Certificate referred to in this sentence, shall not require any legend but the Rights Agent shall send a copy of the Summary of the Rights Agreement with any Rights Certificate.

SECTION  5.          COUNTERSIGNATURE  AND  REGISTRATION
     (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, or any of its Executive Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights and/or Second Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

SECTION  6.          TRANSFER,  SPLIT  UP,  COMBINATION  AND  EXCHANGE
                     OF  RIGHTS  CERTIFICATES;  MUTILATED,  DESTROYED,
                     LOST  OR  STOLEN  RIGHTS  CERTIFICATES
     Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights or Second Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-hundredth of a Preferred Stock shares as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.
     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

SECTION  7.          EXERCISE  OF  RIGHTS;  PURCHASE  PRICE;
                     EXPIRATION  DATE  OF  RIGHTS
     (a) The registered holder of any Rights Certificate may exercise the Rights and/or Second Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights


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Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Stock share as to which the Rights are exercised, at or prior to the earliest of (i)(A) with respect to Rights, the close of business on September
30, 2006, or (B) with respect to Second Rights, the close of business on January 29, 2013 (each of the foregoing dates is, respectively, referred to herein as the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof ("Redemption Date"), and (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.
     (b) The Purchase Price for each one one-hundredth of a Preferred Stock share (i)(A) pursuant to the exercise of a Right shall initially be $0.50, and
(B) pursuant to the exercise of a Second Right shall initially be $0.50, (ii) shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof or by amendment consistent with Section 27 hereof, and (iii) shall be payable in lawful money of the United States of America or otherwise in accordance with paragraph (c) below.
     (c) Upon receipt of a Rights Certificate representing exercisable Rights and/or Second Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof by cash, certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates for the number of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredth of a Preferred Stock shares as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Rights Certificate.
     The payment of the Purchase Price, as such amount may be reduced pursuant to Section 11(a)(iii) hereof, shall be made in cash or by certified check, cashier's check, bank draft, or money order payable to the order of the Company, except that if so provided by the Board, the payment of the Purchase Price following the Flip-In Event and until the first occurrence of an event described in Section 13 may be made wholly or in part by delivery of a certificate or certificates, with appropriate stock powers executed in blank attached thereto, evidencing a number of shares of Common Stock of the Company equal to the then Purchase Price divided by the closing price, as determined pursuant to Section 11(d) hereof, per share of Common Stock on the Trading Day immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities of the Company, pay cash, or distribute other property pursuant to Section 11(a)(ii) hereof, subject to Section 14 hereof, the Company will make all arrangements necessary so that such other securities, cash, or property are available for distribution by the Rights Agent, if and when appropriate. In addition, in the case of an exercise of the Rights by a holder pursuant to
Section 11(a)(ii), the Rights Agent shall return such Rights Certificate, or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights and/or Second Rights represented by such Rights Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).
     (d) In case the registered holder of any Rights Certificate shall exercise, except pursuant to Section 11(a)(ii), less than all the Rights and/or Second Rights evidenced thereby, a new Rights Certificate evidencing Rights and/or Second Rights, as the case may be, equivalent to the Rights and/ or Second
Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.
     (e) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock or any Preferred Stock held in its treasury, the number of Preferred Stock shares that will be sufficient to permit the exercise in full of all outstanding Rights and Second Rights in accordance with this Section 7.
     (f) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Flip-In Event, any Rights and/or Second Rights beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (b) except as provided below or in Section 4(b), a transferee of an Acquiring Person, or any such Associate or Affiliate, who becomes a transferee after the Acquiring Person becomes such, and (c) except as provided below, a transferee of an Acquiring Person, or any such Associate or Affiliate, who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights and/or Second Rights pursuant to either
(i) a transfer, whether or not for consideration, from the Acquiring Person to or on behalf of holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring person has any continuing agreement, arrangement, or understanding regarding the transferred Rights and/or Second Rights or (ii) a transfer which the Board of Directors otherwise concludes in good faith is part of a plan, arrangement, or understanding which has as a primary purpose or effect of avoidance of this Section 7(f), shall become null and void without any further action, and any holder of such Rights and/or Second Rights shall thereupon have no rights to exercise such Rights or such Second Rights under any provision of this Agreement. A majority of the Board of Directors may in appropriate circumstances waive application of this Section 7(f) and the requirements of Section 4(b) to any transfer by an Acquiring Person in connection with a transfer or series of transfers which cause an Acquiring
Person to become the Beneficial Owner of voting securities having less than twenty-percent (20%) of the Common Stock of the Company. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(f) hereof are complied with, but shall have no liability to any holder of Rights or of Second Rights for the inability to make any determination with respect to an Acquiring Person or any of their respective Affiliates, Associates, or transferees thereunder.
     (g) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the appropriate form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been completed and signed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner, or former Beneficial Owner, of such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

SECTION  8.          CANCELLATION  AND  DESTRUCTION  OF  RIGHTS
                     CERTIFICATES
     All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION  9.          AVAILABILITY  OF  PREFERRED  STOCK
     (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and following the occurrence of a Flip-In Event, Common Stock or other securities) or any authorized and issued shares of Preferred Stock (and following the occurrence of a Flip-In Event, Common Stock or other securities) held in its treasury, the number of shares of Preferred Stock (and following the occurrence of a Flip-In Event, Common Stock, or other securities) that, except as provided in Section 11(a)(iii) and subject to section 7(f) hereof, will be sufficient to permit the exercise in full of all outstanding Rights and Second Rights.
     (b) So long as shares of Preferred Stock (and following at the occurrence of a Flip-In Event, Common Stock, or other securities) issuable upon the exercise of the Rights or Second Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause from and after such time as the Rights or Second Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.
     (c) The Company shall use its best efforts to (i) file, as soon as practicable following the Distribution Date, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the Rights and Second Rights and the securities purchasable upon exercise of the Rights and Second Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective with a prospectus at all times meeting the requirements of the Act until the date of the expiration of the Rights and the Second Rights. The Company will also take such action as may be appropriate under the "blue sky" laws of the various states.
     (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Stock delivered upon exercise of Rights or Second Rights shall, at the time of delivery of the certificates for such Preferred Stock, subject to payment of the Purchase Price, be duly and validly authorized and issued and fully paid and nonassessable shares.
     (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect to the issuance or delivery of the Rights Certificates or of any Preferred Stock upon the exercise of Rights or Second Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect to any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Stock upon the exercise of any Right or any Second Right until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

SECTION  10.     PREFERRED  STOCK  RECORD  DATE
     Each person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights or Second Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights or Second Rights, as the case may be, was duly surrendered and payment of the Purchase Price and any applicable transfer taxes was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificates shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights or Second Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights or Second Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION  11.     ADJUSTMENT  OF  PURCHASE  PRICE,  NUMBER  OF
                 SHARES  OR  NUMBER  OF  RIGHTS
     The Purchase Price, the number of Preferred Stock covered by each Right and each Second Right and the number of Rights and Second Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock, including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation, and except as otherwise provided in this Section 11(a) and in Section 7(f) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right and any Second Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right or Second Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right or one Second Right, as the case may be, be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right or one Second Right, as the case may be. If an event occurs which would require an adjustment under both
Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this
Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).

          (ii) Subject to Section 24 of this Agreement, at the close of business on the tenth (10th) day after the Stock Acquisition Date, or such later date as may be provided by the Board of Directors under the terms of Section 23(a), ("Flip-In Event"), proper provision shall be made so that each holder of a Right and/or a Second Right, except as provided in Section 7(f) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company, such number of shares being referred to herein as the "Adjustment Stock", as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredth of a share of Preferred Stock for which a Right or a Second Right, as the case may be, is then exercisable and dividing that product by (y) 50% of the current per share market price, determined pursuant to Section 11(d) hereof, of Common Stock on the date on which the first of the events listed above in this subparagraph (ii) occurs. In the event that any Person shall become an Acquiring Person and the Rights or the Second Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights and/or the Second Rights.
          (iii) The right to buy Common Stock of the Company pursuant to subparagraph (ii) of this paragraph (a) shall not arise as a result of any Person becoming an Acquiring Person through a purchase of Common Stock pursuant to a tender offer made in the manner prescribed by Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that such tender offer shall provide for the acquisition of all of the outstanding Common Stock held by any Person other than such Person and its Affiliates or Associates at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment or financial advisers, to be (A) fair to stockholders from a financial perspective, taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value, or (B) otherwise in the best interests of the Company and its stockholders, employees, customers and communities in which the Company does business.
          (iv) In the event that there shall not be sufficient Common Stock authorized but unissued to permit the exercise in full of the Rights and/or Second Rights in accordance with the foregoing subparagraph (ii), the Company shall; (A) determine the excess of (1) the value of the Adjustment Stock issuable upon the exercise of a Right or a Second Right, as the case may be, ("Current Value"), over (2) the Purchase Price, such excess being hereinafter referred to as the "Spread", and (B) with respect to each Right or each Second Right as the case may be, make adequate provision to substitute for such unavailable Adjustment Stock, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company, including without limitation, Preferred Stock, (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having, together with the Adjustment Stock issued upon exercise of such Right or such Second Right, as the case may be, an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if, within 30 days following the date of the Flip-In Event, the Company shall have not made adequate provision to deliver value pursuant to clause (B) above, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right or a Second Right and without requiring payment of the Purchase Price, Common Stock, to the extent such shares are available, and then, if necessary, cash, which shares or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Stock could be authorized for issuance upon exercise in full of the Rights and/or the Second Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 120 days following the date of the occurrence of the Flip-In Event, in order that the Company may seek shareholder approval for the authorization of such additional shares; such period, as it may be extended, hereinafter referred to as the "Substitution Period." To the extent that the Company determines that action need be taken pursuant to the first or second sentences of this Section 11(a)(iv), the Company (A) shall provide, subject to Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights and Second Rights, and (B) may suspend that exercisability of the Rights and Second Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights and the Second Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iv), the value of the Common Stock shall be the current per share market price, as determined pursuant to Section 11(d) hereof, per Common Stock shares on the date of the occurrence of the earliest of the Flip-In Event.
     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them, for a period expiring within forty-five (45) calendar days after such record date, to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("equivalent preferred shares") or securities convertible into Preferred Stock or equivalent preferred shares at a price per Preferred Stock shares or equivalent preferred shares (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred shares) less than the then current per share market price of the Preferred Stock, as defined in Section 11(d), on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Stock outstanding on such record date plus the number of Preferred Stock which the aggregate offering price of the total number of Preferred Stock or equivalent preferred shares so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Preferred Stock outstanding on such record date plus the number of additional Preferred Stock or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right or one Second Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one such Right or one such Second Right, as the case may be. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options of warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
     (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidence of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants, excluding those referred to in Section 11(b) hereof, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Stock share and the denominator of which shall be such current per share market price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right or one Second Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one such Right or Second Right, as the case may be. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
     (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the twenty (20) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of twenty (20) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last reported trade in the over-the-counter market, as reported by the NASDAQ National Market ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bids and asked prices as furnished by a professional market maker making a market in the security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
          (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock are not publicly traded, the "current per share market price" of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof, multiplied by one hundred. If neither the Common Stock nor the preferred Stock are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.
     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Stock share or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights and Second Rights.
     (f) If, as a result of an adjustment made pursuant to Section 11(a) or
Section 13 hereof, the holder of any Right or any Second Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right or any Second Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in
Section 11(a), (b), (c), (e), (g), (h), (i), (j), (k), and (m), inclusive, and the provisions of Section 7, 9, 10, 13, and 14, with respect to the Preferred Stock, shall apply on like terms to any such other shares.

     (g) All Rights and Second Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredth of a Preferred Stock shares purchasable from time to time hereunder upon exercise of such Rights or such Second Rights, as the case may be, all subject to further adjustment as provided herein.
     (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right and each Second Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredth of a Preferred Stock shares, calculated to the nearest one one-millionth of a Preferred Stock share, obtained by (i) multiplying (x) the number of one one-hundredth of a share covered by a Right or a Second Right, as the case may be, immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights and/or Second Rights, in substitution for any adjustment in the number of one one-hundredth of a Preferred Stock shares purchasable upon the exercise of a Right or a Second Right, as the case may be. Each of the Rights and Second Rights outstanding after such adjustment of the number of Rights and Second Rights shall be exercisable for the number of one one-hundredth of a Preferred Stock shares for which a Right or a Second Right, as the case may be, was exercisable immediately prior to such adjustment. Each Right and each Second Right held of record prior to such adjustment of the number of Rights and Second Rights shall become that number of Rights or Second Rights, as the case may be, calculated to the nearest one ten-thousandth, obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights and Second Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights and Second Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights and/or Second Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights and/or Second Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.
     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredth of a Preferred Stock shares issuable upon the exercise of the Rights or the Second Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredth of a Preferred Stock shares which were expressed in the initial Rights Certificates issued hereunder.
     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Stock issuable upon exercise of the Rights or the Second Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Stock at such adjusted Purchase Price.
     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specific event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right or any Second Right exercised after such record date of the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.
     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.
     (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with, or merge with and into, any other Person, other than a Subsidiary of the Company in a transaction that complies with Section 11(o), (ii) permit or cause any Person to consolidate with the Company, or merge with and into the Company, other than a Subsidiary of the Company in a transaction that complies with Section 11(o), or (iii) sell or otherwise transfer, or permit any Subsidiary to sell or transfer, in one of more transactions, assets or earning power aggregating fifty-percent (50%) or more of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o), if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or the Second Rights.

     (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take, or permit any Subsidiary of the Company to take, any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights or the Second Rights.
     (p) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock, by reclassification or otherwise than by payment of dividends in Common Stock, into a greater or lesser number of Common Stock, then in any such case (A) the number of one one-hundredth of a Preferred Stock shares purchasable after such event upon proper exercise of each Right and each Second Right (hereinafter "Adjusted 1/100th Preferred Stock Share(s)") shall be determined by multiplying the number of one one-hundredth of a Preferred Stock shares so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Stock outstanding immediately before such event and the denominator of which is the number of Common Stock outstanding immediately after such event,
(B) after such calculation, the resulting number of Adjusted 1/100th Preferred Stock Shares shall be substituted in this Agreement for each one one-hundredth of a Preferred Stock share and (C) each Common Stock shares outstanding immediately after such event shall have been issued with respect to it that number of Rights which each Common Stock shares outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this
Section 11(p) shall be made and numbered successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.
     (q) The exercise of Rights and Second Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights and Second Rights under this Rights Agreement, including the rights represented by Section 13.

SECTION  12.     CERTIFICATE  OF  ADJUSTED  PURCHASE  PRICE  OR
                        NUMBER  OF  SHARES
     Whenever an adjustment is made as provided in Section 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Stock a copy of such certificate and (c) mail a brief summary to each holder of a Rights Certificate in accordance with Section 25 hereof.

SECTION  13.     CONSOLIDATION,  MERGER  OR  SALE  OR  TRANSFER  OF
     ASSETS  OR  EARNING  POWER
     (a) If, following the Distribution Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property,
(iii) any Person shall acquire all or a majority of the Common Stock pursuant to a statutory plan of exchange, or (iv) the Company shall sell or otherwise transfer, or one or more of its Subsidiaries shall sell or otherwise transfer, in one or more transactions, assets or earning power aggregating fifty-percent (50%) or more of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (A) each holder of a Right and/or a Second Right, except as otherwise provided herein, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredth of a Preferred Stock shares for which a Right or a Second Right, as the case may be, is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Stock, such number of Common Stock of the Principal Party, as hereinafter defined, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredth of a Preferred Stock shares for which a Right or a Second Right, as the case may be, is then exercisable and dividing that product by (2) fifty-percent (50%) of the then current per share market price of the Common Stock, determined pursuant to Section 11(d) hereof, of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provision of
Section 11 shall apply only to such Principal Party after the first occurrence of an event described in this Section 13(a); (D) such Principal Party shall take such steps, including, but not limited to, the reservation of a sufficient number of its Common Stock in accordance with Section 9 hereof, in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Stock thereafter deliverable upon the exercise of the Rights or the Second Rights; and (E) the provisions of Section 11(a)(ii) shall be of no further effect following the first occurrence of any event described in this
Section 13(a).
     (b)  "Principal  Party"  shall  mean:
          (i) in the case of any transaction described in clause (i), (ii) or
(iii) of Section 13(a), (A) the Person that is the issuer of any securities into which Common Stock of the Company are converted in such merger, consolidation or for which they are exchanged in such statutory plan of exchange, or, if there is more then one such issuer, the issuer of Common Stock that has the highest aggregate current per share market price, determined in accordance with Section 11(d), and (B) if no securities are so issued, the Person that is the other party to such merger, consolidation or statutory plan of exchange; or, if there is more than one such Person, the Person, the Common Stock of which has the highest aggregate current per share market price, determined in accordance with
Section 11(d); and
          (ii) in the case of any transaction described in clause (iv) of
Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Common Stock of which has the highest aggregate current per share market price, determined in accordance with Section 11(d); provided, however, that in any such case, (A) if the Common Stock of such Person are not at such time and have not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act ("Registered Common Stock"), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to such other Person; (B) if the Common Stock of such Person are not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Stock outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person; (C) if the Common Stock of such Person are not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever of such other Persons is the issuer of the registered Common Stock having the highest aggregate current per share market price, determined in accordance with Section 11(d); and (D) if the Common Stock of such Person are not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest shareholders' equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.
     (c) The Company shall not consummate any such consolidation, merger, statutory plan of exchange, sale or transfer unless prior thereto the Company and the Principal Party shall have executed and delivered to the Rights Agent a supplement agreement confirming that (i) such Principal Party shall, upon consummation of such consolidation, merger, statutory plan of exchange or sale or transfer of assets or earning power, assume this Agreement in accordance with
Section 13, (ii) all rights of first refusal or preemptive rights in respect of the issuance of Common Stock of such Principal Party upon exercise of outstanding Rights and Second Rights have been waived, (iii) any provision of the authorized securities of such Principal Party or of its charter, bylaws or other instruments governing its corporate affairs which would obligate such Principal Party to issue in connection with, or as a consequence of, the consummation of a transaction referred to in Section 13(a), Common Stock of such Principal Party at less than the then current per share market price, determined in accordance with Section 11(d)(i), or securities exercisable for, or convertible into, such Common Stock at less than such then current per share market price (other than to the holders of Rights and/or Second Rights pursuant to this Section 13) have been waived or canceled, and (iv) such transaction shall not result in a default by such Principal Party under this Agreement and further providing that, as soon as practicable after the date of any consolidation, merger, statutory plan of exchange or sale or transfer of assets or earning power referred to in Section 13(a), such Principal Party will:
               (A) prepare and file a registration statement under the Securities Act of 1933, as amended, with respect to the Rights and the Second Rights and the securities purchasable upon exercise thereof on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective, with a prospectus at all times meeting the requirements of the Securities Act of 1933, as amended, until the Final Expiration Date of the Rights and the Second Rights, and similarly comply with applicable state securities laws;
               (B) use its best efforts to qualify or register the Rights and the Second Rights and the securities purchasable upon exercise thereof under the Blue Sky laws of such jurisdictions as may be necessary or appropriate;
               (C) use its best efforts to list, or continue the listing of, the Rights and the Second Rights and the securities purchasable upon exercise thereof or to meet the eligibility requirements for quotation of the Rights and Second Rights and such securities on NASDAQ or other system then in use; and
               (D) deliver to holders of the Rights and Second Rights historical financial statements for such Principal Party which comply in all respects with the requirements for registration on Form 10, or any successor for, under the Exchange Act.
     In the event that at any time after the occurrence of an event described in
Section 11(a)(ii) hereof some or all of the Rights and Second Rights shall not have then been exercised at the time of the occurrence of an event described in
Section 13(a) hereof, the Rights and Second Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in
Section 13(a), without taking into account any prior adjustment required by
Section 11(a)(ii).
     (d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.
     (e) Notwithstanding anything in this Agreement to the contrary, this
Section 13 shall not be applicable to a transaction described in Section 13(a)(i), (ii) or (iii) if:
          (i) such transaction is consummated with a Person or Persons who acquired Common Stock pursuant to a tender offer described in Section 11(a)(iii), or with a wholly-owned Subsidiary of any such Person or Persons,
          (ii) the price per Common Stock shares offered in such transaction is not less than the price per Common Stock shares paid to all holders of Common Stock whose shares were purchased pursuant to such tender or exchange offer, and
          (iii) the form of consideration being offered to the remaining holders of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer. Upon consummation of any such transaction contemplated by this Section 13(e), all Rights and Second Rights shall expire.
     The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments, or securities outstanding, or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights and/or the Second Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights or Second Rights and adjustments under Section 11(a)(ii) and shall survive any exercise thereof.

SECTION  14.     FRACTIONAL  RIGHTS  AND  FRACTIONAL  SHARES
     (a) The Company shall not be required to issue fractions of Rights or Second Rights or to distribute Rights Certificates which evidence fractional Rights or fractional Second Rights. In lieu of such fractional Rights or fractional Second Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights and such fractional Second Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right or a whole Second Right, as the case may be. For the purpose of this Section 14(a), the current market value of a whole Right or a whole Second Right shall be the closing price of the Rights or the Second Rights, as the case may be, for the Trading Day immediately prior to the date on which such fractional Rights or such fractional Second Rights, would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights or the Second Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights and the Second Rights are listed or admitted to trading, or if the Rights and Second Rights are not listed or admitted to trading on any national securities exchange, the last reported trade in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights and Second Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights and the Second Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights and the Second Rights, the fair value of the Rights and the Second Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.
     (b) The Company shall not be required to issue fractions of Preferred Stock, other than fractions which are integral multiples of one one-hundredth of a Preferred Stock share, upon exercise of the Rights or the Second Rights or to distribute certificates which evidence fractional Preferred Stock, other than fractions which are integral multiples of one one-hundredth of a Preferred Stock share. Fractions of Preferred Stock in integral multiples of one one-hundredth of a Preferred Stock share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional Preferred Stock that are not integral multiples of one one-hundredth of a Preferred Stock share, the Company shall pay to the registered holders of Rights Certificates at the time such Rights and Second Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Stock share. For the purposes of this Section 14(b), the current market value of a Preferred Stock share shall be the closing price of a Preferred stock share, as determined pursuant to the second sentence of Section 11(d)(i) hereof, for the Trading Day immediately prior to the date of such exercise.
     (c) The holder of a Right or a Second Right by the acceptance of the Right or a Second Right, as the case may be, expressly waives the right to receive any fractional Rights or any fraction Second Rights or any fractional shares upon exercise of a Right or a Second Right, except as provided above.

SECTION  15.     RIGHTS  OF  ACTION
     All rights of action in respect to this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates and, prior to the Distribution Date, the registered holders of the Common Stock; and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock) without the consent of the Rights Agent or the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in the holder's own behalf and for the holder's own benefit, enforce, and may institute and maintain any lawsuit, legal action or proceeding against the Company to enforce, or otherwise act in respect of, the holder's right to exercise the Rights and/or Second Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights and/or Second Rights, it is specifically acknowledged that the holders of Rights and/or Second Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligation under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement. Holders of Rights and/or Second Rights shall be entitled to recover the reasonable costs and expenses, including attorney's fees, incurred by them in any action to enforce the provisions of this Agreement.

SECTION  16.     AGREEMENT  OF  RIGHT  HOLDERS
     Every holder of a Right and/or a Second Right, by accepting the same, consents and agrees with the Company and with every other holder of a Right and/or Second Right that:
     (a) prior to the Distribution Date, the Rights and Second Rights will be transferable only in connection with the transfer of the Common Stock;
     (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

     (c) the Company may deem and treat the person in whose name the Rights Certificate or, prior to the Distribution Date, the associated Common Stock certificate, is registered as the absolute owner thereof and of the Rights and Second Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

SECTION  17.     RIGHTS  CERTIFICATE  HOLDER  NOT  DEEMED  A
                        STOCKHOLDER
     No holder of any Rights Certificate, by reason of being a holder of such Rights Certificate, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights or Second Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, except as provided in Section 25 hereof, or to receive dividends or subscription rights, or otherwise, until the Right(s) or Second Right(s) evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

SECTION  18.     CONCERNING  THE  RIGHTS  AGENT
     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.
     (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in
Section 20 hereof.

SECTION  19.     MERGER  OR  CONSOLIDATION  OR  CHANGE  OF
                      NAME  OF  RIGHTS  AGENT
     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

SECTION  20.     DUTIES  OF  RIGHTS  AGENT
     The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:
     (a) The Rights Agent may consult with legal counsel, who may be legal counsel for the Company, and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter, including, without limitation, the identity of any Acquiring Person and the determination of "current per share market price," unless other evidence in respect thereof be herein specifically prescribed, may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Rights Agent has been advised of the likelihood of such loss of damage and regardless of the form of action.
     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificate, except its countersignature thereof, or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof, except the due execution hereof by the Rights Agent, or in respect of the validity or execution of any Rights Certificate, except its countersignature thereof; nor shall be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights or the Second Rights, including the Rights and/or the Second Rights becoming void pursuant to
Section 11(a)(ii) hereof, or any adjustment in the terms of the Rights and/or the Second Rights, including the manner, method or amount thereof, provided for in Section 3, 11, 13, 23, or 24, or the ascertaining of the existence of facts that would require any such change or adjustment, except with respect to the exercise of Rights and/or Second Rights evidenced by Rights Certificates after actual notice that such change or adjustment is required; nor shall it by any act hereunder be deemed to make any representation of warranty as to the authorization or reservation of any Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.
     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.
     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights and/or Second Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights

Agent from acting in any other capacity for the Company or for any other legal entity.
     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself of by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents of for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

SECTION  21.     CHANGE  OF  RIGHTS  AGENT
     The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate for inspection (who shall, with such notice, submit his Rights Certificate for inspection by the Company) then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any state of the United States so long as such corporation is authorized under such laws to exercise corporate trust or stock transfer powers, is in good standing, and is subject to supervision or examination by federal or state authority, and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $1 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it has been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION  22.     ISSUANCE  OF  NEW  RIGHTS  CERTIFICATES
     Notwithstanding any of the provisions of this Agreement or of the Rights and/or the Second Rights to the contrary, the Company may at its option, issue new Rights Certificates evidencing Rights and/or Second Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind of class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company
(i) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issues Certificates representing the appropriate number of Rights and/or Second Rights in connection with such issuance or sale; provided, however, that no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

SECTION  23.     REDEMPTION
     (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth (10th) day following the Stock Acquisition Date, which ten-day period may be extended by the Board of Directors for successive periods of ten days, not to exceed an aggregate of thirty (30) days following the Stock Acquisition Date, or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights and Second Rights at a redemption price of $0.001 per Right and per Second Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof, such redemption price being hereinafter referred to as the "Redemption Price;" provided, however, that if, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Triggering Event, (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not direct or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding shares of Common Stock, and (ii) there are no other Persons, immediately following the occurrence of the event described in clause
(i), who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement or the contrary, the Rights and the Second Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company, may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "current market price," as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights and Second Rights pursuant to paragraph
(a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights and Second Rights will terminate and the only right thereafter of the holders of Rights and/or Second rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten
(10) days after such action of the Board of Directors ordering the redemption of the Rights and Second Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights and Second Rights at their last address as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

SECTION  24.     EXCHANGE
     (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights and Second Rights, which shall not include Rights or Second Rights that have become void pursuant to the provisions of
Section 11(a)(ii) hereof, for Common Stock at an exchange ratio of one Common Stock share per Right or per Second Right, as the case may be, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof, such exchange ratio being hereinafter referred to as the "Exchange Ratio." Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any such Subsidiary, or of any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.
     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights and Second Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights and Second Rights shall terminate and the only right thereafter of a holder of such Rights and/or Second Rights shall be to receive that number of Common Stock equal to the number of such Rights or such

Second Rights, as the case may be, held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights and/or Second Rights at their last address as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights and/or for Second Rights will be effected and, in the event of any partial exchange, the number of Rights and Second Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights and Second Rights, as the case may be, other than Rights and Second Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof, held by each holder of Rights and/or Second Rights.
     (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock, or equivalent preferred shares, as such term is defined in Section 11(b) hereof, for Common Stock exchangeable for Rights or Second Rights, at the initial rate of one one-hundredth of a Preferred Stock share, or equivalent preferred share, for each Common Stock share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a Preferred Stock share delivered in lieu of each Common Stock share shall have the same voting rights as one Common Stock share.
     (d) In the event that there shall not be sufficient Common Stock or Preferred Stock issued but outstanding or authorized but unissued to permit any exchange of Rights or Second Rights as contemplated in accordance with this
Section 24, the Company shall use its best efforts to cause all such action to be taken as may be necessary to authorize additional Common Stock or Preferred Stock for issuance upon exchange of the Rights and/or Second Rights.
     (e) The Company shall not be required to issue fractions of Common Stock or to distribute certificates which evidence fractional Common Stock. In lieu of such fractional Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Stock share. For the purposes of this paragraph (e), the current market value of a whole Common Stock share shall be the closing price of a Common Stock share, as determined pursuant to the second sentence of section 11(d)(i) hereof, for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

SECTION  25.     NOTICE  OF  CERTAIN  EVENTS
     (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock, other than a regular quarterly cash dividend, (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock, other than a reclassification involving only the subdivision of outstanding Preferred Stock, (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer, or to permit one or more of its Subsidiaries to effect any sale or other transfer, in one or more transactions, of fifty-percent (50%) or more of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock, by reclassification or otherwise than by payment of dividends in Common Stock, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) and (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock or Preferred Stock, whichever shall be the earlier.
     (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights and/or Second Rights under
Section 11(a)(ii) hereof.

SECTION  26.     NOTICES
     Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed, until another address is filed in writing with the Rights Agent, as follows:

                             Electronic  Clearing  House,  Inc.
                             28001  Dorothy  Drive
                             Post  Office  Box  3040
                             Agoura  Hills,  California  91301
                             Attn:  President

     Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed, until another address is filed in writing with the Company, as follows:

                             OTR,  Inc.
                             1000  SW  Broadway,  #920
                             Portland,  Oregon  97205
                             Attn:  President

     Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

SECTION  27.     SUPPLEMENTS  AND  AMENDMENTS
     The Board of Directors and the Rights Agent may from time to time, if the Board so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to cure any ambiguity, to correct or supplement any provisions contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights and/or the Second Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights and/or Second Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to raise or lower the thresholds set forth in Sections 1(a) and 3(a), provided the threshold may not be lowered to less than the greater of (a) any percentage greater than the largest percentage of the outstanding Common Stock then known by the Company to be beneficially owned by any Person, other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan, and (b) twenty-percent (20%). This Agreement shall not be supplemented or amended in any way following the Distribution Date unless such amendment is approved by a majority of the Board of Directors whose determination shall be final. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall have determined in good faith that such supplement or amendment would not adversely affect its interest under this Agreement. Prior to the Distribution Date, the interests of holders of Rights and/or Second Rights shall be deemed coincident with the interests of holders of Common Stock.

SECTION  28.     REGISTRATION  OF  SECURITIES
     The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights or the Second Rights in order to prepare and file, if deemed necessary by the Company, such registration statements and other filings under the Securities Act of 1933, as amended, and the securities or "blue sky" laws of any state, with respect to any securities purchasable upon the exercise of the Rights or the Second Rights, and to permit the same to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights and/or the Second Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights and the Second Rights shall not be exercisable in any jurisdiction unless the requisite qualification has been obtained or a registration statement has become effective in such jurisdiction.

SECTION  29.     DETERMINATION  AND  ACTIONS  BY  THE  BOARD
                      OF  DIRECTORS
     The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determination deemed necessary or advisable for the administration of this Agreement, including a determination to redeem or to not redeem the Rights and/or the Second Rights or to amend the Agreement. All such actions, calculations, interpretations and determinations, including, for purposes of clause (y) below, all omissions with respect to the foregoing, which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and/or Second Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights and/or Second Rights.

SECTION  30.     SUCCESSORS
     All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION  31.     BENEFITS  OF  THIS  AGREEMENT
     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates, and, prior to the Distribution Date, the Common Stock, any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates, and, prior to the Distribution Date, the Common Stock.

SECTION  32.     SEVERABILITY
     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION  33.     GOVERNING  LAW
     This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

SECTION  34.     COUNTERPARTS
     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION  35.     DESCRIPTIVE  HEADINGS
     Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

ELECTRONIC CLEARING HOUSE, INC.               OTR, INC.



By:   ______________________________          By:    ___________________________
      JOEL M. BARRY                           Name:  ___________________________
      Chairman of the Board and               Title: ___________________________
      Chief Executive Officer

                                    EXHIBIT A

                                     FORM OF
              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                          SERIES A JUNIOR PARTICIPATING
                                 PREFERRED STOCK
                                       OF
              ELECTRONIC CLEARING HOUSE, INC., A NEVADA CORPORATION


     Pursuant to Section 78.195 of the Nevada Corporations Code:

     We, Joel M. Barry, Chairman of the Board & Chief Executive Officer, and Donna Camras, Corporate Secretary, of Electronic Clearing House, Inc., a corporation organized and existing under the laws of the State of Nevada ("Corporation"), do hereby certify as follows:

     1. The authorized number of shares of the Corporation's preferred stock is 5,000,000.

     2. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors on September 30, 1996, adopted the following resolution creating a series of 200,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

     RESOLVED, that the Board of Directors authorize, to implement the Rights pursuant to the Corporation's Rights Agreement signed September 30, 1996 and pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

"SERIES A JUNIOR PARTICIPATING PREFERRED STOCK:

Paragraph  1.     DESIGNATION  AND  AMOUNT.

     The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Junior Preferred Stock") and the number of shares constituting the Series A Junior Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided, that no decrease shall reduce the number of shares of Series A Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Preferred Stock.

Paragraph  2.     DIVIDENDS  AND  DISTRIBUTIONS.

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock, in preference to the holders of Common Stock, par value of $0.01 (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash (each payment date determined by the Board of Directors being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of series A Junior Preferred Stock, in an amount per share (subject to the provisions for adjustment hereinafter set forth) equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of the Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment date, since the first issuance of any share or fraction of a share of Series A Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision of combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in paragraph (A) of this Paragraph 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

     (C) The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

Paragraph  3.     VOTING  RIGHTS.

     The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:

     (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such an event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding prior to such event.

     (B) Except as otherwise provided herein, in any other Certificate of Amendment to the Certificate of Incorporation or Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Paragraph  4.     CERTAIN  RESTRICTIONS.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Paragraph 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the series A Junior Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the series A Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock, provided that the Corporation may at times redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

Paragraph  5.     REACQUIRED  SHARES

     Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and mat be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Amendment to the Certificate of Incorporation or Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Paragraph  6.     LIQUIDATION,  DISSOLUTION  OR  WINDING  UP.

     Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Preferred Stock shall have reached $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except distributions made ratably on the Series A Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount of which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Paragraph  7.     CONSOLIDATION,  MERGER,  ETC.

     In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case each share of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock into a greater or lesser number of shares of Common Stock), then in each case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Paragraph  8.     NO  REDEMPTION.

     The shares of Series A Junior Preferred Stock shall not be redeemable.

Paragraph  9.     RANK.

     The Series A Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

Paragraph  10.    AMENDMENT.

     The Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of at least 60% of the outstanding shares of Series A Junior Preferred Stock, voting together as a single class.

Paragraph  11.    FRACTIONAL  SHARES.

     The Series A Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Series A Junior Participating Preferred Stock."

Executed on this day, September 30, 1996. The under signed affirm under penalties of perjury that the foregoing instrument is the act and deed of the Corporation and that the facts stated therein are true.


ELECTRONIC CLEARING HOUSE, INC.

By:     /s/  Joel M. Barry
        JOEL M. BARRY
        Chairman of the Board & C.E.O.

By:     /s/  Donna Camras
        DONNA CAMRAS
        Corporate Secretary

                                 ACKNOWLEDGEMENT

STATE  OF  CALIFORNIA          )
                               )  ss
COUNTY  OF  LOS  ANGELES       )

     On this day, September 30, 1996, before me a Notary Public in and for said County and State, personally appeared Joel M. Barry proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity on behalf of which the person acted, executed the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


(Notary  Seal)                 Signed:   /s/



                                 ACKNOWLEDGEMENT

STATE  OF  CALIFORNIA          )
                               )  ss
COUNTY  OF  LOS  ANGELES       )

     On this day, September 30, 1996, before me a Notary Public in and for said County and State, personally appeared Donna Camras proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or entity on behalf of which the person acted, executed the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


(Notary  Seal)                 Signed:   /s/

                                    EXHIBIT B

                           FORM OF RIGHTS CERTIFICATE

CERTIFICATE  NO.  R                                   ___________  RIGHTS
                                                      ___________  SECOND RIGHTS

     NOT EXERCISABLE AFTER SEPTEMBER 30, 2006, IN THE CASE OF RIGHTS, AND AFTER JANUARY 29, 2013, IN THE CASE OF SECOND RIGHTS, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS AND SECOND RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT OR SECOND RIGHT, AS THE CASE MAY BE, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                               RIGHTS CERTIFICATE

                         Electronic Clearing House, Inc.

     This certifies that _______________, or registered assigns, is the registered owner of the number of Rights and Second Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of January 29, 2003 ("Rights Agreement"), between Electronic Clearing House, Inc., a Nevada corporation ("Company"), and OTR, Inc. ("Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) prior to 5:00 p.m., Los Angeles time, on September 30, 2006 in the case of Rights, and on 822, 2013 in the case of Second Rights, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock ("Preferred Stock"), of the Company, at a purchase price of $0.50 (in the case of Rights) and $0.50 (in the case of Second Rights) per one one-hundredth of a Preferred Share ("Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase Duly executed. The number of Rights and Second Rights evidenced by this Rights Certificate (and the number of one one-hundredth of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September 30, 1996 in the case of Rights, and January 29, 2003 in the case of Second Rights, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredth of a Preferred Share which may be purchased upon the exercise of the Rights and/or the Second Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.
     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights and/or Second Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights and/or Second Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights and/or Second Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights and/or Second Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or Second Right, as the case may be, or
(ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, no par value.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Second Right evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise thereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right(s) or Second Right(s) evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________.

ATTEST:                                      COUNTERSIGNED:

ELECTRONIC CLEARING HOUSE, INC.              OTR, INC.


By:  _____________________                   By:  _____________________
     Authorized Signature                         Authorized Signature

                   Form of Reverse Side of Rights Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)

FOR  VALUE  RECEIVED  _______________________________________  hereby  sells, assigns  and  transfers  unto

_____________________________________________________________________________
                                (Please print name and address of transferee)

this Rights Certificate, together with all Rights and Second Rights, and all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:


Signature:  _____________________

Signature  Guaranteed:


______________________________

Signatures must be guaranteed by an eligible institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) which may include a commercial bank, trust company, savings association, credit union or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.

The undersigned hereby certifies that the Rights and Second Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Association thereof (as defined in the Rights Agreement).


______________________________
Signature

                          FORM OF ELECTION TO PURCHASE

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)

To  ELECTRONIC  CLEARING  HOUSE,  INC.:

     The undersigned hereby irrevocably elects to exercise Rights and/or Second Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and/or Second Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security or other identifying number
______________________________________________________________________________

(Please print name and address)

______________________________________________________________________________

If such number of Rights and/or Second Rights shall not be all the Rights and/or Second Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights and/or Second Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number
______________________________________________________________________________

(Please print name and address)

______________________________________________________________________________

Dated:  _______________


______________________________
Signature

Signature  Guaranteed:

______________________________

Signatures must be guaranteed by an eligible institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) which may include a commercial bank, trust company, savings association, credit union or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.

The undersigned hereby certifies that the Rights and Second Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Association thereof (as defined in the Rights Agreement).


______________________________
Signature


                                     NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights and Second Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                    EXHIBIT C


                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES

1. On September 30, 1996, the Board of Directors (the "Board") of Electronic Clearing House, Inc. ("Company") implemented a Rights Agreement between the Company and its stock transfer agent, OTR, Inc. ("Rights Agent"). The purpose of the Rights Agreement is to protect Company shareholders in the event of an unsolicited attempt to acquire the Company for an inadequate price and to protect against abusive practices that do not treat all Company shareholders equally, such as, among others, partial and two tier tender offers, coercive offers, and creeping stock accumulation programs, etc. The Rights Agreement is intended to make the cost of such abusive practices prohibitive and create an incentive for a potential acquirer to negotiate in good faith with the Board. The Rights Agreement is not intended to, and will not, prevent all unsolicited offers to acquire the Company.

2. As of September 16, 1996, there were 11,501,804 shares of Common Stock issued and outstanding (including treasury stock). On June 11, 2001 the Board authorized a 4:1 reverse split of the Company's Common Stock. On September 11, 2001, the Company's Common Stock began trading post reverse split shares, resulting in 5,447,662 shares outstanding as of that date. Under the terms of the Rights Agreement, a right ("Right(s)") attached to all Common Stock certificates that entitled the shareholder of record, when the Right is exercised, to purchase from the Company, at a price of $0.50 ("Purchase Price"), one one-hundredth share of Series A Junior Participating Preferred Stock, no par value ("Preferred Stock"). Each one one-hundredth share of Preferred stock carries with it a bundle of rights. As a result of the September 11, 2001 reverse split, each Right will currently entitle each shareholder of record to purchase one (1) Adjusted 1/100th Preferred Stock Share at a Purchase Price of $2.00 with the identical bundle of rights defined in paragraph 4, herein. Any Rights that are owned by an Acquiring Person become null and void. The Company reserved 200,000 shares of Preferred Stock for issuance upon exercise of Rights.

3. On January 29, 2003, the Board authorized and adopted an Amended and Restated Rights Agreement (the "Restatement") which is a complete restatement of and supercedes the Rights Agreement. The purpose of the Restatement was to (i) clarify the effects on each Right of (a) dividends payable in common stock and
(b) subdivisions, combinations or consolidations of Common Stock, as the same have been declared and implemented by the Company prior to the effective date of the Restatement, and (ii) authorize, declare and distribute a second dividend of one preferred share purchase right (the "Second Right") for each share of Common Stock of the Company outstanding on the effective date of the Restatement. The purpose of the Second Right is to provide additional protection to Company shareholders in the event of an unsolicited attempt to acquire the Company for an inadequate price and to protect against abusive practices that do not treat all Company shareholders equally. The Restatement is intended to make the cost of such abusive practices prohibitive and create an incentive for a potential acquirer to negotiate in good faith with the Board. The Restatement is not intended to, and will not, prevent all unsolicited offers to acquire the Company.


4. The Rights and Second Rights separate from the Common Stock and become exercisable for Preferred Stock and a Distribution Date will occur upon the earlier of (i) 10 days following the public announcement that, without prior consent of the Board, a person of group of persons ("Acquiring Person") have acquired 20% of the outstanding Common Stock ("Stock Acquisition Date"), and
(ii) at least 10 business days following the commencement of, or the announcement of an intention to make a tender offer for 20% or more the such outstanding Common Stock. As soon as practicable following the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date. Such Rights Certificates alone will evidence the Rights and Second Rights, and any Rights and/or Second Rights owned by an Acquiring Person shall become null and void. The final expiration date of all Rights is September 30, 2006 and all Second Rights is January 29, 2013, unless the Rights and/or Second Rights are earlier redeemed or exchanged by the Company (See paragraph 5). Until a Right or Second Right is exercised, the holder of a Right and/or Second Right will not, by reason of being such a holder, have rights as a Company stockholder.

5. After exercise of a Right or Second Right, each resulting Adjusted 1/100th Preferred Stock Share will have four votes, voting together with Common Stock and, should a dividend be declared on Common Stock, a minimum preferential dividend payment of quadruple the dividend declared for the Common Stock. In the event of a merger, consolidation, or other transaction in which Common Stock is exchanged, each Adjusted 1/100th Preferred Stock Share will receive quadruple the amount received per share of Common Stock. Should a liquidation occur, each Adjusted 1/100th Preferred Stock Share will receive a $4.00 minimum preferential liquidation payment, in addition to quadruple the payment made for each share of Common Stock. Lastly, in the event that the Company is acquired in a merger or other transaction where the Company is not the surviving corporation, or in the event that 50% or more of its assets or earning power is sold, each Adjusted 1/100th Preferred Stock Share will receive common stock of the acquiring entity that has a value of eight times the Purchase Price.

6. At any time prior to or after the acquisition by a person or group of affiliated or associated persons of 20% or more of outstanding Common Stock, the Board may exchange Rights and/or Second Rights, in whole or in part, at an exchange ratio of four shares of Common Stock or one Adjusted 1/100th Preferred Stock Share (or one share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right and per Second Right. At any time prior to the earlier to occur of (i) the tenth day after the Stock Acquisition Date, and (ii) the expiration of the Rights or the expiration of the Second Rights, as the case may be, the Company may redeem the Rights in whole, but not in part, at a price of $0.004 per Right and per Second Right ("Redemption Price"), or, following the Stock Acquisition date, redeem Rights and Second Rights in whole, but not in part, at the Redemption Price providing either (a) the Acquiring person reduces his ownership to less than 20% of the Common Stock, or (b) such redemption is incidental to a merger or other business combination transaction involving the Company but not involving an Acquiring Person. In addition, if an unsolicited offer is made, and the Board determines that it is fair and in the best interests of the Company and its shareholders, then, pursuant to the terms of the Rights Agreement, the Board has the authority to redeem the Rights and Second Rights and permit the offer to proceed. Upon the payment of the Redemption Price, the right to exercise any Right or any Second Right will terminate.


7. The Purchase Price, manner of exercising Rights and Second Rights, number of Rights and Second Rights, terms of the Rights and Second Rights, number of one Adjusted 1/100th Preferred Stock Shares issuable upon exercise of a Right or a Second Right, are subject to adjustment and amendment without the consent of the holders of the Rights and/or Second Rights, in any manner by the Board for business purposes, i.e., preventing dilution, adjustment in the event of a stock split, declaration of a dividend, etc., except that from and after such time as any person becomes an Acquiring Person, or after the Distribution Date, no such adjustment or amendment may adversely affect the interests of the holders of the Rights or of the Second Rights.

8. Copies of the Rights Agreement and Restatement and any amendments thereto, as filed with the Securities and Exchange Commission, are available free of charge from the Company. This summary description of the Rights and Second Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Restatement.